SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 27, 2010

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2010, Strategic Hotels & Resorts, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, stockholders considered and voted upon the following proposals:

1.	The election of nine directors (identified in the table below) to serve until the Company’s next annual meeting of stockholders and until such directors’ successors are duly elected and qualify; and

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010.

The following table sets forth the number of votes in favor, the number of votes withheld and broker non-votes with respect to the election of directors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes

Robert P. Bowen	24,143,623	10,711,200	21,620,544

Kenneth Fisher	24,143,623	10,711,200	21,620,544

Raymond L. Gellein, Jr.	24,283,856	10,570,967	21,620,544

Laurence S. Geller	24,146,678	10,708,145	21,620,544

James A. Jeffs	24,065,249	10,789,574	21,620,544

Richard D. Kincaid	24,288,958	10,565,865	21,620,544

Sir David M.C. Michels	24,143,623	10,711,200	21,620,544

Eugene F. Reilly	24,284,834	10,569,989	21,620,544

William A. Prezant	24,143,823	10,711,000	21,620,544

The following table sets forth the number of votes in favor, the number of votes against and the number of abstentions with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010:

Votes in Favor	Votes Against	Abstentions

55,049,700	420,286	1,005,381

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2010

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Senior Vice President, Secretary and General Counsel